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                                                                   Exhibit 10.62

                                  AMENDMENT TO
                                 LEASE AGREEMENT

                  This Amendment to Lease Agreement (the "Amendment") is made by and between The Gary Blackwelder Family Limited Partnership ("Lessor"), and ImageMAX, Inc., a Pennsylvania corporation ("Lessee").

                                   BACKGROUND

                  The parties entered into a Lease Agreement dated as of December 9, 1997, (the "Lease") relating to certain premises located at 705 North 31st Street, Monroe, Ouachita Parish, Louisiana, as more fully described on Exhibit A to the Lease. The parties desire to amend certain provisions of the Lease, as more fully set forth below.

                                      TERMS

                  NOW, THEREFORE, Lessee and Lessor, in consideration of the premises and of the mutual promises, covenants, representations and warranties contained herein and intending to be legally bound, agree as follows:

                  1. Article 1(h) of the Lease is hereby amended and restated in its entirety to read as follows:

                  "(h) TERM: The initial term ("Initial Term") shall be five years commencing on the Commencement Date and, unless earlier terminated under the terms and conditions of this Lease, continuing through the fifth year anniversary of the Commencement Date (the "Initial Expiration Date"). The Initial Term shall be automatically renewed and extended for consecutive one year periods (each a "Renewal Term") beginning on the day immediately following the Initial Expiration Date and on each anniversary thereafter for another year such that each Renewal Term will be one (1) year, unless the Lessee notifies the Lessor in writing not less than three (3) months prior to such anniversary date that the Lessee elects for this Agreement to terminate at the end of such then current Renewal Term (the entire period of time during which the Lease is in effect pursuant to the terms hereof being referred to herein as the "Term").

                  2. Article 1(k) of the Lease is hereby amended and restated in its entirety to read as follows:

                  "(k) EXPIRATION DATE: December 9, 2002, as same may be extended for successive one year periods, to December 9, 2003, December 9, 2004, December 9, 2005, December 9, 2006 and December 9, 2007, as the case may be, in accordance with Article 1(h)."

                  3. Article 1(l) of the Lease is hereby amended and restated in its entirety to read as follows:

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                  "(l) RENT (Base): $60,000 per annum payable in equal monthly installments of $5,000, in advance commencing on the Commencement Date and until the Initial Expiration Date, as adjusted pursuant to this Lease; $69,996 per annum payable in equal monthly installments of $5,833.00, in advance, commencing on the first day of the initial Renewal Term and for each subsequent Renewal Term until the Expiration Date, as adjusted pursuant to this Lease."

                  4. Article 1(n) of the Lease is hereby amended and restated in its entirety to read as follows:

                  "(n) OPTION TO EXTEND TERM: Four successive one year renewal terms as provided in accordance with Article 1(h)."

                  5. Article 34 of the Lease is hereby amended and restated in its entirety to read as follows:

                  "34.1 Lessee shall have the right, at its election, to extend the term of this Lease in accordance with the terms and conditions of Article 1(h)."

                  6. By execution of this Amendment, Lessor and Lessee each acknowledge and agree that Lessee has elected to commence the initial Renewal Term and that such initial Renewal Term will commence on December 10, 2002.

                  7. By execution of this Amendment, Lessor and Lessee each acknowledge that the rights and obligations of the parties set forth in Article 22 of the Lease, entitled "Rights of First Refusal," shall terminate upon the expiration of the Term (as defined in Article 1(h) of the Lease, as amended pursuant to this Amendment).

                  8. Except as amended herein, the Lease shall continue in full force and effect and shall be enforceable in accordance with its terms.

                  IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Lease Agreement as of the day and year set forth below.


THE GARY BLACKWELDER FAMILY                  IMAGEMAX, INC.
LIMITED PARTNERSHIP


By: /s/ Gary Blackwelder                     By: /s/ Mark P. Glassman
   -----------------------------------------    -------------------------------
Name:  Gary Blackwelder                         Name: Mark P. Glassman
Title: VP and General Manager - Gulf States     Title: Chief Executive Officer
Date:  As of December 9, 2002,                  Date: As of December 9, 2002,
       executed on April 14, 2003                     executed on April 14, 2003



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